UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2026 (June 2, 2026)

Hilton Grand Vacations Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180
Orlando, Florida 32835
(Address of principal executive offices, including zip code)

(407) 722-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2026, Hilton Grand Vacations Inc. (the “Company”), and certain entities managed by affiliates of Apollo Global Management, Inc. (the “Selling Stockholders”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC (the “Representative”), as representative of the several underwriters (the “Underwriters”), in connection with the offer and sale by the Selling Stockholders (the “Offering”) of 5,000,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), and, at the option of the Underwriters, up to an additional 750,000 shares of Common Stock. The Offering and the Share Repurchase (as defined below) are expected to close on June 4, 2026.

The Company has agreed to purchase 750,000 shares of Common Stock from the Underwriters as part of the Offering (the “Share Repurchase”). The Share Repurchase will be made under a share repurchase plan approved by the Company’s board of directors. The Underwriters will not receive any underwriting fees for the shares repurchased by the Company.

All the shares of Common Stock to be sold in the Offering are being sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders in the Offering.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-289538) filed with the Securities and Exchange Commission on August 12, 2025 (the “Registration Statement”), a prospectus, dated August 12, 2025, included as part of the Registration Statement and a preliminary prospectus supplement, dated June 2, 2026 and filed with the Securities and Exchange Commission on June 2, 2026 and final prospectus supplement, dated June 2, 2026 and filed with the Securities and Exchange Commission on June 4, 2026. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Selling Stockholders, conditions to closing, indemnification rights and obligations of the parties and termination rights. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated June 2, 2026, by and among Hilton Grand Vacations Inc., certain stockholders named therein and Wells Fargo Securities, LLC, as Representative of the Underwriters named therein.

104	Cover page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Senior Executive Vice President, General Counsel & Corporate Operations

Date: June 4, 2026